UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2008 (July 24, 2008)

Fortune Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, IL  60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.        Results of Operations and Financial Condition.

Pursuant to Form 8-K, “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure,” Fortune Brands, Inc. (“Fortune Brands” or the “Company”) is furnishing its press release dated July 25, 2008, which reports the Company’s second quarter 2008 results, as well as certain guidance for 2008.  The press release also reports an increase in the annual dividend rate from $1.68 to $1.76 per share (or from 42¢ to 44¢ per share per quarter) of the Company’s common stock. The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.  Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 7.01.        Regulation FD Disclosure.

See “Item 2.02. Results of Operations and Financial Condition” above.

Item 8.01.        Other Events.

V&S Vin & Sprit AB (publ) (“V&S”), which had been owned by the Kingdom of Sweden, owned a 10% minority interest in Beam Global Spirits & Wine, Inc. (“BGSW”), the subsidiary of Fortune Brands conducting its spirits business.  This minority interest was in the form of redeemable and convertible preferred stock.  The Company owned the remaining 90% of the capital stock of BGSW.

The Company has the right to acquire the 10% minority interest in BGSW at fair market value in the event of an agreement for the transfer of control of V&S to a third party.  The Company has exercised that right as a result of the agreement for the transfer of control of V&S from the Kingdom of Sweden to Pernod Ricard S.A.

The Company’s acquisition of the 10% minority interest in BGSW was completed on July 24, 2008 by the payment by the Company of $455 million.  The fair market value purchase price was determined by an independent valuation expert, Hawkpoint Partners Limited, based in London, in accordance with an agreement between V&S and the Company.  In addition, BGSW paid accrued and unpaid dividends on this BGSW preferred stock.

As a result of the purchase, the Company now owns 100% of the capital stock of BGSW.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Fortune Brands, Inc. dated July 25, 2008, is being furnished pursuant to Items 2.02, 7.01 and 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

		By:	/s/ Mark A. Roche
			Name:	Mark A. Roche
			Title:	Senior Vice President, General Counsel and Secretary

Date:	July 25, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Fortune Brands, Inc. dated July 25, 2008, is being furnished pursuant to Items 2.02, 7.01 and 8.01.